Exhibit 10.3

19 August 2015

TRAVELZOO (EUROPE) LIMITED
(as Chargor)

and
TRAVELZOO (ASIA PACIFIC) INC.
(as Chargee)

DEED OF CHARGE OVER ASSETS

THIS DEED OF CHARGE OVER ASSETS is made on 19 day of August 2015
BETWEEN:
(1) TRAVELZOO (EUROPE) LIMITED, a corporation incorporated under the laws of the United Kingdom, the registered office of which is 151 Shaftesbury Avenue7th FloorLondon WC2H 8AL (the “Chargor”); and
(2) TRAVELZOO (ASIA PACIFIC) INC., a corporation organized under the laws of the Cayman Islands, the registered office of which is Cayman 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands (“Chargee”).
WHEREAS:
(A) Chargor and Chargee are parties to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”).
(B) Pursuant to the Promissory Note, dated as of the date hereof and made by Chargor in favor of Chargee (the “Promissory Note”), the Chargor is required by the Chargee to enter into this charge over assets of the Chargor.
IT IS AGREED as follows:
1    DEFINITIONS AND INTERPRETATION
1.1     In this Charge (except where the context otherwise requires) words and expressions shall have the same meanings assigned to them as defined in the Purchase Agreement and the following words and expressions shall have the following meanings:
“Charged Assets” means all of Chargor’s rights, title and interest in and to (i) all fixtures and personal property of every kind and nature including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims, general intangibles (including all payment intangibles and Intellectual Property), money, deposit accounts, and any other contract rights or rights to the payment of money, and (ii) all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Chargor from time to time with respect to any of the foregoing.
“Secured Obligations” means all and any amounts of any kind now or in the future, actual or contingent, due or payable (or expressed to be due or payable) by the Chargor to the Chargee in any currency, actually or contingently, solely and/or jointly and/or severally with another or others as principal or surety on any account whatsoever under the Promissory Note and this Charge and references to the Secured Obligations include references to any part of them; and
“Security Interest” means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising.
1.2     In this Charge:
1.2.1    any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Charge and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears;
1.2.2    the clause headings are included for convenience only and shall not affect the interpretation of this Charge;
1.2.3    use of the singular includes the plural and vice versa;
1.2.4    use of any gender includes the other genders;
1.2.5    any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and
1.2.6    references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied supplemented, substituted or novated from time to time.
1.3     The Recitals and Schedules form part of this Charge and shall have effect as if set out in full in the body of this Charge and any reference to this Charge includes the Recitals and Schedules.
2    COVENANT TO PAY
The Chargor covenants with the Chargee that it will on demand pay and discharge each of the Secured Obligations when due to the Chargee.
3    CHARGE
3.1    Upon the signing of this Charge, the Chargor hereby charges and grants to the Chargee all its right, title, interest and benefit present and future in, to and under the Charged Assets subject to the provisions for release of this Charge set out below, as and by way of a fixed and specific charge and security interest, to and in favour of the Chargee, in the Charged Assets, as a general and continuing collateral security for the payment and discharge of the Secured Obligations until such time as the Secured Obligations are fully and utterly paid up by the Chargor to the Chargee, in accordance with the provisions of the Promissory Note.
3.2    On the irrevocable and unconditional payment or discharge by or on behalf of the Chargor of the Secured Obligations in full, the Chargee shall, at the request and cost of the Chargor, release this Charge.
4    COVENANTS BY THE CHARGOR AND THE CHARGEE
The Chargor covenants that, for so long as any Secured Obligations remain outstanding:
4.1    if the Chargor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Charged Assets, the Chargor shall immediately endorse, assign and deliver the same to the Chargee, accompanied by such instruments of transfer or assignment duly executed in blank as the Chargee may from time to time specify.
4.2    at the expense of the Chargor, the Chargor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Chargee may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Chargee to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Charged Shares.
4.3    it shall promptly pay (and shall indemnify the Chargee on demand against) all calls, installments and other payments which may be made or become due in respect of the Charged Assets and so that, in the event of default by the Chargor, the Chargee may do so on behalf of the Chargor;
4.4    it shall not, except as expressly permitted under the Agreement:
4.4.1    create or permit to exist over all or part of the Charged Assets (or any interest therein) any Security Interest (other than any Security Interest created or expressly permitted to be created under this Charge) whether ranking prior to, pari passu with or behind the security contained in this Charge;
4.4.2    sell, transfer or otherwise dispose of the Charged Assets or any interest therein or attempt or agree to so dispose (other than under this Charge); or
4.4.3    permit any person other than the Chargor or the Chargee or the Chargee’s nominee or nominees to be registered as, or become the holder of, the Charged Assets
4.5    unless directed in writing to do so by the Chargee it shall not prove in a liquidation or winding up of the Chargee until all the Secured Obligations are paid in full and if directed to prove by the Chargee.
5    REPRESENTATIONS AND WARRANTIES
The Chargor represents and warrants to the Chargee and undertakes that:
5.1    the Chargor is the absolute sole legal and beneficial owner of all of the Charged Assets free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Charge;
5.2    it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated and has and will at all times have the necessary power to enter into and perform its obligations under this Charge and has duly authorized the execution and delivery of this Charge;
5.3    this Charge constitutes valid, binding and enforceable obligation and creates a perfected security interest over the Charged Assets effective in accordance with its terms;
5.4    the execution, delivery, observance and performance by the Chargor of this Charge will not require the Chargor to obtain any licenses, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;
5.5    it has obtained all the necessary authorizations and consents to enable it to enter into this Charge and the necessary authorizations and consents will remain in full force and effect at all times during the substance of the security constituted by this Charge; and
5.6    the execution, delivery, observance and performance by the Chargor of the Charge will not constitute an event of default or trigger any enforcement under any Security Interest in the Chargor’s assets nor will it result in the creation of any Security Interest over or in respect of the present or future assets of the Chargor.
6    POWER OF ATTORNEY
The Chargor hereby irrevocably and by way of security for the payment of the Secured Obligations and the performance of its obligations under this Charge appoints the Chargee as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) on behalf of the Chargor and in the Chargor’s own name or otherwise, at any time and from time to time, to:

6.1    sign, seal, deliver and complete all instruments of transfer, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Chargee may consider to be necessary or advisable to perfect or improve its security over the Charged Assets; or
6.2    to give proper effect to the intent and purposes of this Charge; or
6.3    to enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Charged Assets (whether arising under this Charge or implied by statute or otherwise);
provided that the Chargee may only act pursuant to this appointment upon the occurrence and continuance of an Event of Default (as defined in the Promissory Note).
7    RECEIVER
At any time, upon the occurrence and continuance of an Event of Default, the Chargee may by writing without notice to the Chargor appoint one or more person or persons as the Chargee thinks fit to be a receiver (the “Receiver”) in relation to the Charged Assets. Where the Chargee appoints two or more persons as Receiver, the Receivers may act jointly or independently.
7.1    The Receiver may take such action in relation to the enforcement of this Charge including, without limitation, to sell, charge or otherwise dispose of the Charged Assets, to exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Assets and generally to carry out any other action which he may in his sole discretion deems necessary in relation to the enforcement of this Charge.
7.2    The Receiver shall have, in addition to the other powers set-out in this Clause, the following powers:
7.2.1    power to take possession of, collect and get in the Charged Assets and, for that purpose, to take such proceedings as may seem to him to be expedient;
7.2.2    power to appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;
7.2.3    power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Assets;
7.2.4    power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Assets;
7.2.5     power to make any payment which is necessary or incidental to the performance of his functions;
7.2.6    power to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Assets;
7.2.7    power to rank and claim in the insolvency or liquidation of the Chargee and to receive dividends and to accede to agreements for the creditors of the Chargee; and
7.2.8    power to do all other things incidental to the exercise of the foregoing powers.
7.3    The Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for his acts and defaults and liable on any contracts made, entered into or adopted by the Receiver. The Chargee shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.
8    APPLICATION OF MONIES
8.1    The Chargee (and any Receiver) shall apply the monies received by it as a result of the enforcement of the security:

8.1.1    firstly, in payment or satisfaction of the expenses related to enforcement of this security (including without limitation the fees and expenses of the Receiver);
8.1.2    secondly, in meeting claims of the Chargee in respect of the Secured Obligations;
8.1.3    thirdly, in payment of the balance (if any) to the Chargor.
8.2    The Chargee shall not be liable for any loss or damage occasioned by:
8.2.1    any sale or disposal of the Charged Assets or an interest in the Charged Assets; or
8.2.2    arising out of the exercise, or failure to exercise, any of its powers under this Charge; or
8.2.3    any neglect or default to pay any installment or accept any offer or notify the Chargor of any such neglect or default; or
8.2.4 any other loss of whatever nature in connection with the Charged Assets.
9    PROTECTION OF PURCHASERS
No purchaser or other person dealing with the Chargee or its delegate shall be bound to see or inquire whether the right of the Chargee to exercise any of its powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether the delegation by the Chargee pursuant to the terms of this Charge shall have lapsed for any reason or been revoked.
10    CONTINUING SECURITY AND NON-MERGER
10.1    The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.
10.2    This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Chargee.
11    COSTS
The Chargor shall on demand pay to the Chargee the amount of all costs and expenses and other liabilities (including stamp duty, and reasonable legal and out of pocket expenses) which the Chargee incurs in connection with:
11.1    any actual or proposed amendment or waiver or consent under or in connection with this Charge;
11.2    any discharge or release of this Charge;
11.3    the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Charge; or
11.4    dealing with or obtaining advice about any matter or question arising out of or in connection with enforcing the Chargee’s exercise of its rights under this Charge.
12    VARIATION AND AMENDMENT
This Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Purchase Agreement or the Promissory Note and no variation of this Charge shall be valid unless it is in writing and signed by or on behalf of each of the parties.

13    ASSIGNMENT
Neither Chargor nor Chargee shall be entitled to assign or transfer any of its rights, benefits or obligations hereunder without the prior written consent of the other party hereto.
14    ENTIRE AGREEMENT AND INCONSISTENCY
14.1    This Charge, the Purchase Agreement and the Promissory Note constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Charge.
14.2    To the extent that any applicable provision of this Charge involving the rights of the Chargee with respect to the Charged Assets or the exercise of remedies against the Charged Assets conflict with or are inconsistent with the terms of the Promissory Note or affects the rights and remedies of the Chargee with respect to the Charged Assets, the provisions of the Promissory Note shall prevail.

15    FURTHER ASSURANCE
The Chargor shall promptly execute all documents and do all things that the Chargee may specify for the purpose of (a) securing and perfecting its security over or title to all or any of the Charged Assets, or (b) at any time upon the occurrence and continuance of an Event of Default, enabling the Chargee to vest all or part of the Charged Assets in its name or in the names of its nominee(s), agent or any purchaser.
16    NOTICES
Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Charge shall be in writing and given as provided in Section 7.1 of the Purchase Agreement .
17    MISCELLANEOUS
17.1    No delay or omission on the part of the Chargee in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.
17.2    The Chargee’s rights powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Chargee deems expedient.
17.3    Any waiver by the Chargee of any terms of this Charge or any consent or approval given by the Chargee under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.
17.4    If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.
18    LAW AND JURISDICTION
18.1    This Charge, and any non-contractual obligations arising in connection with it, are governed by, and shall be construed in accordance with, the law of the United Kingdom.
18.2    The Chargor irrevocably agrees for the exclusive benefit of the Chargee that the courts of the United Kingdom located in London, England shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.
19    COUNTERPARTS
This Charge may be executed in any number of counterparts each of which when executed and delivered shall constitute an original but all such counterparts taken together shall be deemed to constitute one and the same instrument. EXECUTION PAGE TO DEED OF CHARGE OVER ASSETS OF TRAVELZOO (EUROPE) LIMITED
IN WITNESS WHEREOF this Charge has been executed and delivered as a Deed the day and year first above written.

EXECUTED as a DEED	)
by a director	)
for and on behalf of	)
Travelzoo (Europe) Limited,	)	/S/Richard Singer
in the presence of:	)	By: Richard Singer Singer
Title: Managing Director, Europe
Witness:

Signature:

Name of Witness:

Address of Witness:

EXECUTED as a DEED	)
by a director	)
for and on behalf of	)
Travelzoo (Asia Pacific) Inc.,	)	____________________________
in the presence of:	)	By:_________________________
Title:________________________
Witness:

Signature:

Name of Witness:

Address of Witness: